Exhibit No. 21.1

BEST BUY CO., INC.

SUBSIDIARIES OF THE REGISTRANT AS OF 03/03/2007*

State or Province of Formation
BBC Insurance Agency, Inc.	Minnesota
BBC Investment Co.	Nevada
BBY Networks, Inc.	Minnesota
Best Buy Stores, L.P.(1)	Virginia
Nichols Distribution, LLC	Minnesota
BestBuy.com, LLC	Delaware
Best Buy Gov, LLC(2)	Delaware
Club-TIX, LLC	Minnesota
CultureRx, LLC	Minnesota
Best Buy Stores Puerto Rico LLC	Puerto Rico
Best Buy Mobile	Delaware
BBC Property Co.	Minnesota
Best Buy Stores, L.P.	Virginia
Nichols Distribution, LLC	Minnesota
BestBuy.com, LLC	Delaware
Best Buy Gov, LLC	Delaware
Club-TIX, LLC	Minnesota
CultureRx, LLC	Minnesota
Best Buy Stores Puerto Rico LLC	Puerto Rico
Best Buy Mobile	Delaware
Best Buy Enterprise Services, Inc.	Minnesota
BBCAN Financial Services, L.P.	Alberta
Best Buy Canada Ltd.	Canada (Federal Corporation)
6349021 Canada Ltd.	Canada (Federal Corporation)
Howell & Associates, Inc.	Ontario
Siberra Corp.	Canada (Federal Corporation)
FutureGard Reinsurance Ltd.	Turks & Caicos Islands
Best Buy Holdings B.V.	Netherlands
Best Buy China Ltd.	Bermuda
Best Buy Purchasing, LLC(3)	Minnesota
BBY Business to Business, ULC	Nova Scotia
GeekSquad Europe, Ltd.	United Kingdom
Best Buy China Holdings, Ltd.	Republic of Mauritius
Best Buy Shanghai, Ltd.	People’s Republic of China (Corporation)
Jiangsu Five Star Capital Ltd.	Republic of Mauritius
Jiangsu Five Star Investment Ltd.	Republic of Mauritius
Pacific Sales Kitchen and Bath Centers, Inc.	California
Magnolia Hi-Fi, Inc.(4)	Washington
Redline Entertainment, Inc.	Minnesota
vpr Matrix, Inc.	Minnesota
vpr Matrix (Bermuda) Limited	Bermuda
vpr Matrix (Hong Kong) Limited	Hong Kong
vpr Matrix (Canada) Company	Nova Scotia
vpr Matrix B.V.	Netherlands
BBY Holdings International, Inc.	Minnesota
vpr Matrix (Hong Kong) Limited	Hong Kong
vpr Matrix (Canada) Company	Nova Scotia
vpr Matrix B.V.	Netherlands
CP Gal Ritchfield, LLC	Delaware
Best Buy Finance, Inc.	Minnesota
BBY (Mauritius I) Ltd.	Republic of Mauritius

BBY (Mauritius II) Ltd.	Republic of Mauritius
Best Buy China	People’s Republic of China (Business Trust)
BBY (Mauritius III) Ltd.	Republic of Mauritius
Best Buy (AsiaPacific) Limited	People’s Republic of China (Corporation)
Five Star Trust	People’s Republic of China (Business Trust)
Best Buy Jiangsu Ltd.	Republic of Mauritius
Jiangsu Five Star Appliance Co., Ltd.	People’s Republic of China (Corporation)
CCL Insurance Company	Vermont

*              Indirect subsidiaries are indicated by indentation.

Also doing business as:

(1)         Geek Squad, Audiovisions, Xtreme Value Electronics, Studio D of Naperville, Escape Powered by Best Buy, 2nd Turn, Magnolia Home Theater, FutureShop

(2)          Best Buy Blue, BBC Gov

(3)          Dynex

(4)          Magnolia Home Theater, Magnolia Audio Video